Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Softto Inc.

We hereby consent to the incorporation by reference of our report, dated August 22, 2024, in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-284481), relating to the consolidated financial statements of Softto Inc.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

March 7, 2025